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Independent Auditors' Consent

        We consent to the incorporation by reference in Registration Statements No. 333-42079, 333-48197, 333-87879, 333-70432 and 333-71100 of Power-One, Inc. on Form S-8 of our report dated January 24, 2002 appearing in this Annual Report on Form 10-K of Power-One, Inc. for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP Deloitte & Touche LLP Los Angeles, California March 28, 2002

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Independent Auditors' Consent